                                                                      Exhibit 24

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mary Ann Sigler as the undersigned's true and lawful attorney-in-fact, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to:

    (1) prepare and execute for and on behalf of the undersigned Forms 3, 4, and
5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and
the rules thereunder, including any joint filing agreement thereunder, and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or complete and execute any amendment or amendments thereto;

    (2) prepare and execute for and on behalf of the undersigned reports of ownership on Schedule 13D or 13G under the Securities Exchange Act of 1934 and the rules thereunder, including any joint filing agreement thereunder, and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports or schedules, and complete and execute any amendment or amendments thereto; and

    (3) timely file such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority, and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of October, 2010.

                                                    /s/ Tom Gores
                                                    ---------------------
                                                    Name:  Tom Gores